UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2025 (March 13, 2025)

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-8-6286005
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0009 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $103.50 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2025, Silexion Therapeutics Corp (the “Company”) entered into a letter agreement (the “Note Conversion Inducement Agreement”) with EarlyBirdCapital, Inc. (“EBC”) pursuant to which the Company and EBC agreed to retire a previously issued convertible promissory note (“Convertible Note”), dated August 15, 2024, in an amount of $1,250,000, issued by the Company to EBC on the terms described below. In accordance with its terms, the Convertible Note was to be repaid in cash or convertible into ordinary shares of the Company, par value $0.0009 per share (“ordinary shares”), solely at the option of EBC and had a maturity date of December 31, 2025.

Pursuant to the Note Conversion Inducement Agreement, EBC agreed to retire the $880,202.20 principal and interest amount outstanding under the Convertible Note as of the date of the Note Conversion Inducement Agreement (the “Outstanding Amount”) in consideration of: (i) a cash payment by the Company in an amount of $400,000 (plus $15,000 in legal expenses) (“Cash Amount”), (ii) conversion of a certain amount of the principal and interest due under the Convertible Note via the issuance by the Company to EBC of 277,777 ordinary shares (the “EBC Shares”), which conversion amount would be equal to the net proceeds received by EBC from the sale of the EBC Shares (the “Conversion Amount”), and (iii) the payment by the Company to EBC of any remaining amount due under the Convertible Note after deducting the Cash Amount and the Conversion Amount from the Outstanding Amount.

On March 13, 2025, in accordance with the terms of the Note Conversion Inducement Agreement, the Company made the required cash payment and on March 14, 2025 the Company issued the EBC Shares to EBC.

The EBC Shares have been issued pursuant to an effective registration statement of the Company on Form S-1 (Registration No. 333-282556) as required by the Convertible Note.

The foregoing description of the Note Conversion Inducement Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Note Conversion Inducement Agreement dated March 13, 2025

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: March 14, 2025	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer